Exhibit 99.1

Large Scale Biology Corporation (LSBC) Reports
Financial Results for Second Quarter 2005

VACAVILLE, CALIFORNIA, August 9, 2005 – Large Scale Biology Corporation (Nasdaq:LSBC) today reported results for the second quarter of 2005.

LSBC’s net loss on a GAAP basis was $4.2 million, or $0.13 per share, for the second quarter of 2005 compared to a net loss of $4.1 million, or $0.13 per share, for the second quarter of 2004.

Revenues for the second quarter of 2005 were $0.7 million, an increase of $0.3 million over the same period last year, and $0.2 million more than the first quarter of 2005.  Total operating costs and expenses on a GAAP basis were $4.5 million for the second quarter of 2005, an increase of $0.1 million, or 2%, from the second quarter of 2004.

Large Scale Biology Corporation ended the quarter with approximately $0.4 million in cash and cash equivalents. On August 5, 2005, LSBC secured a three-year equity line of credit for up to $15.0 million from Southridge Capital Management LLC’s advised fund, Brittany Capital Management Ltd. Additional information related to the transaction is contained in a press release issued on August 8, 2005 and on SEC Form 8-K, which will be filed by August 11, 2005. The Company also received $1.0 million in bridge term loan financing from Kevin J. Ryan, LSBC’s Chief Executive Officer and President and from Robert Erwin, the Company’s Chairman. Details of the financing are contained in the August 8, 2005 press release and on SEC Form 8-K.

“LSBC made solid progress in the second quarter in its research and development collaboration with Bayer for our proprietary Lysosomal Acid Lipase product, a potential pharmaceutical with therapeutic applications.  We think securing ongoing financing will provide a steady source of supplemental working capital to fuel the Company’s product focused strategy, “ said LSBC President and CEO, Kevin J. Ryan.

Second quarter 2005 and current highlights:

•

LSBC received from Kevin Ryan, President & Chief Executive Officer, $3,000,000 in term loan financing in exchange for a secured promissory note and a warrant to purchase either 903,614 shares of LSBC’s common stock or shares of capital stock of Predictive Diagnostics, Inc.

•

Predictive Diagnostics, Inc. and PerkinElmer announced the discovery of blood biomarkers for Alzheimer’s disease based on the results of a joint study presented at the American Association for Clinical Chemistry Conference in Baltimore, Maryland.

•

LSBC entered into an agreement to manufacture and supply one of the Company’s proprietary protein products for distribution by EMD Biosciences, Inc., part of Merck KgaA’s Life Science and Analytics division.

•

LSBC entered into a collaborative research and development agreement with Bayer CropScience to investigate the potential application of the Company’s proprietary pharmaceutical product, lysosomal acid lipase (LAL) for important orphan and other therapeutic disease applications.

•	LSBC achieved preclinical milestones in the development of LAL in collaboration with Dr. Gregory A. Grabowski, M.D. at Cincinnati Children’s Hospital Medical Center.

•	Kevin J. Ryan, President and Chief Executive Officer, converted a $600,000 promissory note into shares of LSBC common stock.

Following the close of the second quarter, a number of significant events occurred:

•	LSBC and Planet Biotechnology Inc. announced expansion of the companies’ biomanufacturing program to extract Planet’s lead product, CaroRx, a plant-made antibody to control dental caries.

•

The Office of Orphan Products Development of the U.S. Food and Drug Administration (FDA) granted LSBC Orphan Drug Designation for its human Lysosomal Acid Lipase (LAL) potential enzyme therapeutic replacement product.

•	The Company secured an equity line of credit for up to $15,000,000 from Brittany Capital Management Ltd. and $1,000,000 in bridge term loan financing from LSBC’s CEO and Chairman.

LSBC will also host a conference call on August 9, 2005, at 2:00 p.m. (Pacific). This call is open to the public and will be hosted by Kevin J. Ryan, President and Chief Executive Officer and Ronald J. Artale, Senior Vice President, Chief Operating Officer and Chief Financial Officer. To participate in this conference call in the U.S./Canada, dial (877) 337-8496, or outside the U.S., dial (706) 679-5296. The conference identification number is 8279387. A replay of the call will be available until 11:59 p.m. (Eastern), August 12, 2005, starting two hours after the call. For replay in the U.S./Canada, dial (800) 642-1687; outside of the U.S., dial (706) 645-9291; then enter the conference identification number 8279387. The call will also be webcast live over the internet by CCBN. To access this broadcast, please go to the Company’s website at www.lsbc.com. If you are unable to participate during the live webcast, the call will be archived on the LSBC web site through August 12, 2005.

About Large Scale Biology Corporation
Large Scale Biology Corporation uses its proprietary gene expression, molecular engineering and bioprocessing technologies to develop and manufacture therapeutic and industrial proteins, vaccines and diagnostic products for effective characterization and treatment of disease.  Corporate offices, R&D laboratories and Predictive Diagnostics, Inc. are headquartered in Vacaville, California, and the Company’s commercial-scale biomanufacturing facility is located in Owensboro, Kentucky. For more information about Large Scale Biology Corporation, visit the Company’s website at www.lsbc.com.

This news release contains forward-looking statements within the meaning of federal securities laws and are subject to the safe harbors under these laws.  Any statements that refer to expectations, projections, or other characterizations of future events or circumstances are forward-looking statements. Forward-looking statements involve risks, uncertainties and situations that may cause our actual results or performance to be materially different from any future results or performance expressed or implied by these statements, including our dependence upon and our ability to enter into and maintain successful relationships with collaboration partners, creation of demand for products incorporating or made using our technologies, our ability to improve and keep our technologies competitive, delays or issues which may arise in securing FDA approval for certain products we develop, the actual clinical efficacy of such products, our ability to manage costs in ways that preserve our product pipeline and technology base and the requirement for substantial funding to conduct research and development and to expand commercialization activities. We cannot guarantee future results, levels of activity, performance or achievements. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this release. For a further list and description of such risks and uncertainties, see LSBC’s reports filed with the Securities and Exchange Commission, including Forms 10-K and 10-Q. Except as required by law, we do not undertake to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

LSBCTM is a trademark of Large Scale Biology Corporation.

Large Scale Biology Corporation
Condensed Consolidated Statements of Operations
Unaudited
(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,

	2005	2004	2005	2004

Revenues	$680	$362	$1,113	$681
Costs and expenses:
Development agreements	1,255	535	1,925	1,022
Research and development	1,591	2,280	3,822	4,519
General and administrative	1,697	1,638	3,146	3,564

Total costs and expenses	4,543	4,453	8,893	9,105

Loss from operations	(3,863)	(4,091)	(7,780)	(8,424)
Interest income (expense), net	(368)	20	(526)	29

Net loss	$(4,231)	$(4,071)	$(8,306)	$(8,395)

Net loss per share - basic and diluted$	$(0.13)	$(0.13)	$(0.26)	$(0.29)

Weighted average shares outstanding - basic and diluted	31,507	31,187	31,454	29,253

Large Scale Biology Corporation
Condensed Consolidated Balance Sheets
Unaudited
(In thousands)

	June 30, 2005	December 31, 2004

Assets
Current assets:
Cash and marketable securities	$362	$1,112
Other current assets	727	654

Total current assets	1,089	1,766
Property, plant, and equipment, net	7,029	7,798
Intangible and other assets, net	3,140	3,231

	$11,258	$12,795

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$1,563	$1,102
Deferred revenue and customer advances	—	28

Total current liabilities	1,563	1,130
Long-term debt	5,374	1,000
Accrued stock compensation	394	898
Deferred rent	363	336

Total liabilities	7,694	3,364
Stockholders’ equity	3,564	9,431

	$11,258	$12,795